Exhibit 10.11

Amendment No. 2 to Amended and Restated Rights Agreement

This Amendment No. 2 to Amended and Restated Rights Agreement (this "Amendment No. 2"), dated as of April 24, 2007, between Carrington Laboratories, Inc., a Texas corporation (the "Company") and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent") .

W i t n e s s e t h :

Whereas, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement, dated as of October 15, 2001 (as amended, the "Rights Agreement");

Whereas, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below;

Now, Therefore, the Rights Agreement is hereby amended as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights Agreement.

Section 2. Certain Definitions. The definition of "Acquiring Person" is hereby amended in its entirety to read as follows:

""Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% (or, (i) with respect to Rockmore Investment Master Fund Ltd., together with all its Affiliates and Associates, 29%, or, (ii) with respect to Castlerigg Master Investments Ltd., together with all its Affiliates and Associates, 35%, or, (iii) with respect to CAMOFI Master LDC, together with all its Affiliates and Associates, 29%, or, (iv) with respect to Iroquois Master Fund Ltd., together with all its Affiliates and Associates, 23%) or more of the Common Shares of the Company then outstanding, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares of the Company or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of the Common Shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (or, (i) with respect to Rockmore Investment Master Fund Ltd., together with all its Affiliates and Associates, 29%, or, (ii) with respect to Castlerigg Master Investments Ltd., together with all its Affiliates and Associates, 35%, or, (iii) with respect to CAMOFI Master LDC, together with all its Affiliates and Associates, 29%, or, (iv) with respect to Iroquois Master Fund Ltd., together with all its Affiliates and Associates, 23%) or more of the Common Shares of the Company then Outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% (or, (i) with respect to Rockmore Investment Master Fund Ltd., together with all its Affiliates and Associates, 29%, or, (ii) with respect to Castlerigg Master Investments Ltd., together with all its Affiliates and Associates, 35%, or, (iii) with respect to CAMOFI Master LDC, together with all its Affiliates and Associates, 29%, or, (iv) with respect to Iroquois Master Fund Ltd., together with all its Affiliates and Associates, 23%) or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this definition, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares of the Company so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this definition, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

Section 3. Effectiveness. This Amendment No. 2 shall be deemed effective as of the date hereof, as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

Section 4. Miscellaneous. This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Texas and for purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely in such state. This Amendment No. 2 may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant, or restriction of this Amendment No. 2 is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 2 shall remain in full force an effect and shall in no way be affected, impaired, or invalidated.

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In Witness Whereof, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first written above.

Carrington Laboratories, Inc. American Stock Transfer & Trust Company

By: /s/ Carlton E. Turner_______	By: /s/ Herbert J. Lemmer________
Name: Carlton E. Turner	Name: Herbert J. Lemmer
Title: President and Chief Executive Officer	Title: Vice President

CARRINGTON LABORATORIES, INC.

Officer's Certificate pursuant to section 27 of the AMENDED AND RESTATED rights agreement

The undersigned hereby certifies that he is the duly elected and acting Secretary of Carrington Laboratories, Inc., a Texas corporation (the "Company"), and that, as such, he is authorized to execute and deliver this Certificate on behalf of the Company and hereby further certifies as follows:

The undersigned has examined Amendment No. 2 to Amended and Restated Rights Agreement ("Amendment No. 2"), dated as of April 24, 2007 by and among the Company and American Stock Transfer & Trust Company (the "Rights Agent") and hereby certifies to the Rights Agent that Amendment No. 2 is in compliance with the terms of Section 27 of the Amended and Restated Rights Agreement, dated as of October 15, 2001, as amended.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of April 24, 2007.

____/s/ Robert W. Schnitzius________________
Name: Robert W. Schnitzius
Title: Secretary